Exhibit 10.14

Recruitment Services Agreement

Agreement No. DY-HT-20230308-41

Party A (Principal): Duyu (Shanghai) Information Services Co., Ltd.

Address: 3rd Floor, Baodi Xuhui, No. 3826,Zhoujiazui Road, Yangpu District, Shanghai.

Tel:18334680589

Contact: Song Yanlin

E-mail address: songyanlin@shizhuang-inc.com

Party B (Agent): Shanghai Youquan Human Resources Co., Ltd.

Address: Room B418, No.180, South Changjiang South Road, Baoshan District, Shanghai.

Tel: 13661696043

Contact:

E-mail address: xubaoming@youlanw.com

Party A and Party B have reached the following agreement after friendly negotiation regarding Party A’s engagement of Party B as the service provider of its bulk RPO recruitment project (hereinafter referred to as the “Recruitment Project”).

I. Definitions

1.1 Recruitment System of Party A: It is the network system for Party A to publish recruitment information, notices, rules and other information (the final interpretation right belongs to Party A).

1.2 Party A’s Procurement System: is the network system where Party A publishes information on the Terms of Business to Party B (the final right of interpretation belongs to Party A).

1.3 Successful Employment: Party A signs a formal labor contract with the candidate recommended by Party B, and the candidate recommended by Party B works in Party A as promised. The list of successful employment shall be based on the list confirmed by Party A.

1.4 The Same Position: A position posted by Party A in the recruitment system for the same job requirement (including the requirements of the position and the place of entry).

1.5 Valid Recommendation: Party B recommends through Party A’s recruitment system and if Party A confirms that the recommendation is not invalid, it is regarded as a valid recommendation.

1.6 Invalid Recommendation: If one of the following situations occurs, the recommendation is considered invalid:

1) Party B recommends an employee who has left Party A or an affiliate of Party A within the past 6 months (including the day of departure), or recommends a service provider who is currently providing services to Party A or an affiliate of Party A or who has provided services to Party A or an affiliate of Party A within the past 6 months (including the day of termination of service);

2) Party B recommends a candidate who has already been recommended through other channels or has already self-recommended before Party B recommends the candidate through Party A’s recruitment system;

3) Referrals made by Party B without going through the recruitment system of Party A;

4) Recommendations made to Party A by Party B without the candidate’s express authorization to submit to Party A for the position, including the candidate’s unwillingness to work in the city where the position is located:

5) Other cases of invalid recommendation as notified by Party A to Party B.

II. Guarantees of Legality

1. Party B is an independent enterprise legal person approved by the industry and commerce department and legally existing, and undertakes to have all the legal qualifications required for providing the services under this contract and to continue to have such qualifications during the validity period of the contract. The services provided by Party B shall comply with the industry standards and other specifications agreed by both parties, and shall strictly implement the relevant personnel and recruitment policies, laws and regulations stipulated by the state. Both parties shall have all the legal qualifications required for the signing and fulfillment of this Agreement.

2. Party A guarantees that the job requirements, company introduction, job offer and other information presented to Party B are true and effective.

III. Services

1. Party B, in accordance with Party A’s job requirements, adopts multi-channel to introduce and invite target candidates by organizing and arranging Party A’s preaching and interviews at the designated place, and recommends suitable candidates to report to Party A.

2. The specific job requirements shall be subject to the Agreement in the annex to this contract or the e-mail notification issued by the Party A.

IV. Cost of Services

1. Charges

Business Line	Job Breakdown	Unit price (yuan/person)
Supply Chain Side	Commissioner positions	2200
	Team leader positions	3000
Customer Service Side	Customer service commissioner	2200
Commercial Research Side	Quality inspector	2200
	Appraiser	2200
	Laboratory technician	2200
	Offline sales consultant-store clerk	2200
	Process management specialist category	2200
	Process management team leader	3000

2. Party B shall issue a VAT invoice with a tax rate of 6% for the recruitment service fee charged by Party A, and the content of the invoice shall be recruitment service fee, the content of the invoice shall be consistent with the content of this Contract, and the subject of the invoice shall be consistent with the subject of the invoice. If Party A hires more candidates from Party B than the total number of candidates agreed in this contract, Party B shall charge Party A the recruitment service fee according to the unit price stipulated in this contract.

V. Terms of Payment

1. The payment condition for the recruitment service fee under this contract is that the candidate recommended by Party Bto Party A is accepted by Party A, and the candidate recommended by Party B has been employed by Party A for 5 working days without leaving the company. If the candidate recommended by Party B has been employed by Party A for less than 5 working days (including the 5th working day), it will not be included in the calculation of Party B’s service fee.

2. To be recruited by Party A, Party A determines the date of interview and assessment within 5 working days after receiving Party B’s talent information, and the person who passes the interview will be recruited by Party A. Party B will collect service fee from Party A for the personnel who are confirmed to be recruited by Party A after the assessment.

3. Before the 5th of each month, Party B will check with Party A the number of people eligible for payment in the previous month and send an electronic statement to confirm the amount of the previous month’s settlement in accordance with the above terms and conditions.

VI. Payment Terms

1. After the monthly reconciliation between the two parties is confirmed, Party B can issue invoices to Party A for the recruitment service fee for the candidates who are eligible for payment, and Party A shall pay the recruitment service fee to Party B within 30 working days from the date of receipt of the qualified VAT special invoice issued by Party B.After checking the bill between Party A and Party B, Party B has to invoice within 5 working days, if Party B fails to invoice on time, Party A has the right to delay the payment accordingly.

2. Theaccount informationof Party B is as follows:

Company Name:	Shanghai Youquan Human Resources Co., Ltd.
Account opening bank:	Shanghai Sanmen Road Sub-branch of Bank of Communications Co.,Ltd.
Account:	310066852018800015710

VII. Rights and Obligations of the Parties

1. Party A has the right to supervise Party B’s recruitment process, and Party B has the obligation to accept Party A’s supervision and actively communicate with Party A during the contract period, feedback the progress of the project and submit the corresponding information.

2. Party A shall ensure that the information on candidates provided by Party B shall not be passed on to third parties.

3. Party B is obliged to truthfully convey the employment requirements provided by Party A to the applicant and ensure that the applicant understands his/her working environment and location.

4. Party B has the obligation to complete the interview and recommend suitable candidates according to Party A’s needs, act as a liaison between Party A and the recommended persons, and assist Party A in arranging relevant interviews and other matters. Party B is responsible for basic interviews, quality assessment, preliminary resume research, etc., to confirm that they meet Party A’s employment standards, and then be responsible for recommending them to Party A for interviews, if necessary, Party B must cooperate with Party A to complete the verification of the applicant’s details, and whether or not to be retained by the Party A combined with the performance of the interview to decide.

5. Party B is obliged to assist Party A in making offers to successful candidates after receiving the results of this recruitment campaign from Party A. Party B is obliged to assist Party A in making offers to successful candidates.

6. Party B shall start the work related to talent search within 3 working days from the date of signing the Agreement, complete the talent search work within 1-10 working days and provide the first batch of talent information for Party A to screen, and assist Party A in arranging the relevant interviews and assessments, etc. Party B shall communicate the search work to Party A at any time to ensure that Party A is aware of the search process. Party B shall communicate the situation of the search work to Party A at any time to ensure that Party A understands the search process. Party B shall ensure that the search work is carried out according to Party A’s commission, maintain Party A’s reputation, and shall not cause any negative impact on Party A.

7. Party B shall carry out preliminary verification of the authenticity of the resume or other relevant information of the candidate, and shall not maliciously tamper with the information of the candidate or provide false information, otherwise Party A has the right to immediately terminate this Agreement and require Party B to pay RMB 50,000 as liquidated damages; if the recommended candidate has already been employed by Party A, regardless of how long the employment time is, Party A has the right to immediately terminate the labor contract signed by Party A, and require Party B to refund all the fees paid by Party A and require Party B to bear liquidated damages in accordance with the above standard. If the recommended candidate has been employed by Party A, regardless of the time of employment, Party A has the right to immediately terminate the labor contract signed by Party B, request Party B to refund all the fees paid by Party A and request Party B to bear the liquidated damages according to the above standard.

8. Party B undertakes not to recommend any of Party A’s candidates to other organizations during the contract period from the date of signing the contract, otherwise it will be regarded as a breach of contract, and Party A has the right to unilaterally terminate the contract in written form and Party B will compensate Party A for the higher amount of (a) three times of the total price of the service fee obtained from this contract; or (b) the total amount of any form of undue advantage provided directly or indirectly.

9. After Party A receives Party B’s candidate recommendation report, if there are duplicated candidates, i.e. the candidates recommended by Party B are already in Party A’s talent pool (resumes have been delivered to Party A) including but not limited to recruitment systems, website channels (such as maimai.cn, zhipin.com, lagou.com, mkt.51job.com, wow.liepin.com, landing.zhaopin.com, etc.), Party A will give feedback to Party B that the candidate is attributed to Party A within 10 working days. This recommendation is invalid and does not result in any service fees.

10. Party A will evaluate Party B’s services from time to time, and if Party B violates Party A’s recruitment rules or this contract, Party A has the right to terminate the Agreement immediately without any breach of contract.

VIII. Guarantee Period

The guarantee period for the candidate recommended by Party B to Party A is [5] working days (calculated from the first day the candidate goes to Party A to complete the entry procedures). During the guarantee period, if the candidate resigns on his or her own initiative or if the employment relationship between Party A and the candidate is terminated or dissolved due to the candidate’s own reasons (such as disciplinary violations, incompetence, or failure to pass the trial period assessment), Party A has the right to choose: (1) to require Party B to fully refund the service fee paid by Party A for the candidate, or (2) to directly deduct the fee from the service fee of other candidates, or (3) to require Party B to continue to recommend candidates for the position for Party A free of charge until the new candidate successfully enters the company and the guarantee period expires. If the fee for the successfully supplemented candidate is different from that of the previous candidate, the parties shall re-settle the difference in the fee payable, with a refund for any overpayment and a top-up for any underpayment. (Note: This guarantee does not cover economic layoffs carried out by Party A in accordance with relevant legal provisions, or unilateral termination of the employment contract by the candidate due to circumstances described in Article 38 of the Employment Contract Law (e.g. the company failing to pay wages in full, failing to provide labor protection, etc.).)

IX. Principle of Confidentiality

1. Party B shall keep the confidentiality of any commercial and technical information provided by the Client and Party A’s employees, and strictly control the scope of knowledge of internal personnel, and shall not use them for any purpose other than those stipulated in this contract.

2. Party A shall keep the personnel information provided by Party B confidential and shall not use the personnel information provided by Party B for any purpose other than hiring its own internal employees, and shall not provide the personnel information provided by Party B to any third party (including individuals and legal persons) other than Party A; at the same time, before obtaining the permission of the recommended personnel, it shall not make background checks on their original organizations (employees).

3. If Party B leaks confidentiality and violates Party A’s legitimate rights and interests, Party A has the right to pursue Party B’s infringement responsibility in accordance with relevant state laws and regulations. Party B shall be jointly and severally liable for the losses suffered by Party A due to the violation of confidentiality obligations by its employees.

4. This duty of confidentiality shall survive the termination or expiration of this Agreement. The duty of confidentiality of the Parties shall not cease upon termination of this Agreement.

5. If Party B (the Service Provider) collects, records, organizes, uses, processes, rewrites, retrieves, consults, transmits, combines, blocks, erases, destroys, transfers or stores the personal data of any employee of Party A or the affiliates as part of the Work Product, Party B shall be under a duty of confidentiality with respect to such data. “Personal data” means any information that, independently or in combination with other information, can be used to identify, locate or contact an individual.

X. Force Majeure

1. Force majeure for the purpose of this contract means unforeseeable (or foreseeable but unavoidable in its occurrence or consequences) disasters such as earthquakes, typhoons, fires, floods, wars, strikes, riots, and so on, which occur during the term of this contract, are beyond the control of either party, and which make it impossible for either party to perform this agreement in its entirety. The party claiming force majeure shall notify the other party no later than fifteen (15) days after the occurrence of the force majeure, accompanied by written proof of force majeure confirmed by the appropriate authorities, and shall endeavor to minimize the effects of the force majeure.

2. In the event of force majeure, the Parties shall immediately negotiate a solution to the problem. If the force majeure lasts for more than thirty (30) days and materially and adversely affects the performance of this Agreement, either party may terminate this Contract without liability for breach of contract.

XI. Duration and Termination of the Contract

1. This contract shall enter into force on the date of sealing by both parties, and the period of service under the contract shall be one year, from March 16, 2023 to March 15, 2024.

2. Both parties have the right to terminate this contract by giving 30 days’ written notice to each other. However, if Party B has provided Party A with the services described in this contract and Party B’s referrals meet the payment terms of this contract, the two parties shall settle the service fee in accordance with the Agreement of this contract.

XII. Settlement of disputes and applicable law

1. If any dispute arises between the two parties regarding the content of this contract or its implementation, the two parties shall engage in friendly consultations; if no agreement is reached in the consultations, the two parties agree to submit the dispute to the People’s Court of the location of Party A for litigation and settlement.

2. The conclusion, execution and interpretation of this contract and the settlement of disputes shall be governed by the laws of China.

XIII. Other Provisions

1. The employment relationship between Party A and the person employed is the responsibility of Party A and the person employed, and Party B are not responsible for the relationship between Party A and the person employed or any other third party (individual or legal person).

2. During the period of cooperation between the two parties, neither party shall pay any fees to the other party for the services mentioned in this contract, except for the fees involved in accordance with this contract.

3. Party B and Party A are independent civil entities. No employment, agency, joint venture or business partnership is created between Party B and Party A by the execution of this Contract. Party B are in no way a legal representative of Party A. For any purpose, Party B shall not, in writing or otherwise, expressly or impliedly, enjoy any rights or obligations on behalf of Party A, engage in any matters unrelated to this Contract, or misrepresent the relationship between the two parties. Otherwise, Party A has the right to terminate this contract immediately and Party B shall pay Party A ten percent (10%) of the total amount of this contract/order as liquidated damages.

4. Party A shall notify Party B in advance of the termination of this contract if Party A proposes to terminate this contract due to the adjustment of work plan and other reasons during the performance of this contract, and this contract shall be terminated when Party A’s notice reaches Party B. Party B agrees to give understanding and cooperation, and both parties shall settle the work completed by Party B before the termination of the contract and handle the related work properly after the termination, except that Party A shall not bear the responsibility of the termination of the contract.

5. During the period of cooperation between the two parties, Party B shall comply with Party A’s relevant recruitment and supplier management system, otherwise Party A has the right to pursue the responsibility of breach of contract, including but not limited to requesting the return of all/part of the service fees paid by Party A, inclusion in the blacklist of suppliers (i.e., the suppliers who will never cooperate with Party B), as well as disclosing the breach of contract of the suppliers to any third party or publicizing the breach of contract of the suppliers to the society.

6. Party A will conduct occasional assessment based on Party B’s service, if Party B fails to meet the performance assessment indicators, Party A has the right to terminate the Agreement immediately without any breach of contract.

7. Party B is required to sign the annexes “Confidentiality Agreement” and “Anti-Commercial Bribery Agreement” at the same time when signing this contract, and the validity of the annexes is the same as that of this contract.

8. This contract shall enter into force on the date on which both parties affix their valid seals. The contract is executed in two copies, one for each party. Each copy has the same legal effect.

9. The two parties shall negotiate and sign a supplementary Agreement to resolve any outstanding issues in this contract. The supplemental Agreement is a valid component of this Agreement and has the same legal effect.

Party A: Duyu (Shanghai) Information Services Co., Ltd. Sealed by Duyu (Shanghai) Information Services Co., Ltd.	Party B: Shanghai Youquan Human Resources Co., Ltd. Sealed by Shanghai Youquan Human Resources Co., Ltd.
Name:	Name:

Position:	Position:

Date: March 10, 2023	Date

Annex 1:

Anti-Commercial Bribery Agreement

Agreement No.:

This Agreement was signed on March 10, 2023 by the following parties:

Party A: Duyu (Shanghai) Information Services Co., Ltd.

Party B: Shanghai Youquan Human Resources Co., Ltd.

(The above are referred to as “a party” and together as “the parties”.)

During the cooperation between Party A and Party B, in order to strictly comply with the legal regulations regarding the prohibition of commercial bribery, to protect the common interests of both parties, and to promote the good development of their relationship, the parties have reached the following Agreement through friendly consultation:

Article 1 In this Agreement, commercial bribery refers to any improper direct or indirect benefits, whether material or spiritual, that Party B or its staff, or Party B through a third party, provides to Party A’s employees and the representatives of Party A’s employees for the purpose of obtaining cooperation and benefits from Party A (for the purpose of this Agreement, Party A includes Party A and its affiliated companies).

Article 2 Improper benefits: Party B or its staff, or Party B through a third party, may directly or indirectly offer cash, gifts, valuable securities, or provide other disguised means of improper benefits to Party A’s employees and the representatives of Party A’s employees, including but not limited to:

1.Providing any personal benefits or gifts, including but not limited to tangible items, cash or cash equivalents, discounts, and other property rights; cash equivalents include but are not limited to gift cards/vouchers, purchase vouchers, shopping cards, exchange vouchers, recharge cards, transportation cards, phone cards, various forms of recharge for talk time, or other forms of valuable gift certificates or securities;

2. Providing entertainment and hospitality, including but not limited to karaoke, spa treatments, foot baths, golf, commercial performances, tourism, commercial sports activities, extravagant dining hospitality, etc.;

3. Providing job opportunities, including but not limited to establishing labor relationships, labor dispatch, outsourcing services, part-time work, consulting, and other forms, and/or paying any form of remuneration;

4. Providing investment opportunities means holding Party B’s equity in one’s own name or in the name of a third party, except for interests held through public securities trading markets that are below 5% of the total issued shares, or interests held through direct or indirect holdings in funds without actual control, or shares held through trusts where the beneficiaries are not oneself or related parties.

5. Providing loans, or other benefits.

Article 3 Conflict of interest: including but not limited to (1) Party B shall not provide any form of loan to Party A’s employees and their advocates; (2) Party B’s shareholders, supervisors, managers, senior management, cooperative project leaders and project members who are Party A’s employees or their advocates shall truthfully and comprehensively notify Party A in writing before the cooperation. (3) In the course of cooperation, Party B shall not allow Party A’s employees and their spouses to hold or have a third party hold on their behalf Party B’s equity interests (except for shares held through the public stock exchange market with less than 5% of the issued and outstanding equity interests, through directly or indirectly holding a fund with no actual control, or through a trust whose beneficiaries are not the Party A’s own employees or their advocates), and shall not employ the Party A’s employees (including, but not limited to, establishing a formal labor relationship, labor dispatch). Party B shall not employ Party A’s employees (including but not limited to the establishment of formal labor relations, labor dispatch, outsourcing services, part-time jobs, consultants and other forms). If Party B employs the spouse of Party A’s employee or other advocates of Party A’s interests to work for Party B, Party B shall inform Party A truthfully and fully in writing within three days from the date of employment.

Article 4 If Party B violates any of the above acts, Party A has the right to terminate the contract with Party B partially or completely without any responsibility, and Party B shall pay liquidated damages to Party A, which shall be (a) thirty percent (30%) of the total amount of the contract and/or order; or (b) thirty percent (30%) of the total amount of the fees paid by Party A to Party B; or(c) the total amount of any form of undue advantage, whichever is the highest. Party B shall pay the liquidated damages within five (5) working days from the date of Party A’s discovery of the breach of contract, and Party A shall have the right to deduct the amount from the contract payment if it is not paid in time. At the same time, Party A has the right to (a) put Party B on the blacklist of suppliers, i.e. never to cooperate with Party B; and (b) disclose Party B’s breach of contract to any third party or publicize the breach of contract to the society.

Article 5 If Party B violates the provisions of paragraph (2) and/or paragraph (3) of Article 3 of this Agreement, in addition to the liquidated damages in accordance with Article 4 above, Party B shall also pay Party A all the proceeds obtained from such behavior. Party B shall pay Party A all the proceeds obtained within 5 working days from the date of Party A’s discovery of such breach of contract, if not paid in time, Party A has the right to deduct the amount from the contract payment directly, and Party A has the right to recover the insufficient part from Party B.

Article 6 For Party B, whether active or passive behavior shown in Article 1, Article 2, Article 3, if Party B takes the initiative to provide effective information to Party A, Party A will continue to cooperate with Party B and give Party B the corresponding incentives for the handling of the above situations Party A has full judgment and autonomy, Party B recognizes and voluntarily accepts the results of the treatment.

Article 7 If Party A’s employees ask for bribes in the daily business process, Party B must refuse and report to Party A through the following channels. If Party B does not refuse or report the bribe soliciting behavior of Party A’s employees and satisfy their demands, such behavior shall be regarded as Party B’s bribery behavior.

Article 8 If Party B knows/suspects that Party A’s employees have violated the above provisions, please feel free to contact Party A. Once the information on commercial bribery provided by the information provider is verified, Party A will give the information provider different amounts of cash rewards or corresponding advertisements, promotions and other resource rewards according to the degree of impact of the incident.

Party A has set up a special mailbox to accept Party B’s complaints and reports jubao@shizhuang-inc.com, Tel: 13301678529. Party A will keep all information providers and all the information provided strictly confidential.

Article 9 This Agreement applies to the subsidiaries, branches and related companies directly or indirectly invested by both parties.

This Agreement shall be applicable to the laws of the People’s Republic of China and interpreted in accordance with the laws of the People’s Republic of China. All disputes arising from the fulfillment of this Agreement shall be resolved by both parties through friendly consultation. If the dispute cannot be resolved through consultation within 60 days from the date of dispute, either party shall submit it to the People’s Court where Party A is located for litigation.

Article 11 This Agreement shall be in two copies, one for each of the parties, with the same legal effect, and shall enter into force on the date indicated at the beginning of this document after the seal of both parties has been affixed.

(Signature page of agreement below, no text)

Party A (Seal): Duyu (Shanghai) Information Services Co., Ltd.

Sealed by Duyu (Shanghai) Information Services Co., Ltd.

Party B (Seal): Shanghai Youquan Human Resources Co., Ltd.

Sealed by Shanghai Youquan Human Resources Co., Ltd.

Annex 2:

Confidentiality Agreement

This Agreementwas signedon [March 10, 2023] by the following parties:

Party A: Witness Yu (Shanghai) Information Services Co. Ltd.

Party B: Shanghai Youquan Human Resource Co., Ltd.

(The above are referred to as “a party” and together as “the parties”.)

Consideringthat:

Party A and Party B have cooperated/propose to cooperate on [headhunting services] and have signed the Recruitment Service Agreement (the “Main Agreement”). During the course of the cooperation, Party B needs to obtain relevant business information and/or technical data from Party A. The parties have therefore reached the following Agreement:

Article 1 Confidential Information

1.1 Confidential information in this Agreement refers to technical information, business information, transaction information or other relevant information that has not been publicly disclosed during the course of cooperation between the parties and that can bring economic benefits to the company, is practical and protected by confidentiality measures (hereinafter referred to as “trade secrets”), including but not limited to the following trade secrets of Party A obtained by Party B during the course of cooperation:

1.1.1 Business information: including but not limited to company introduction, organization, personnel status and background information, business management, service information, business plan, market information, customer information, etc. Among them, customer information includes but is not limited to: customer’s name, customer’s identity, customer’s privacy, customer’s contact information, customer’s resume, customer’s data, customer’s business information, business secrets, or potential cooperation business opportunities related to customers.

1.1.2 Technical information: including, but not limited to, complete technical programs, stage-by-stage technical achievements in the process of development, as well as valuable technical data, know-how on technical issues and other commercial secrets.

1.1.3 Operation information: including but not limited to user information, data, operation plan, activity information, service demand and other related information.

1.1.4 Transaction information: legal and commercial information related to the transaction structure, transaction mode and transaction documents formed in the process of progress, signing and execution related to the content of cooperation between the two parties.

1.1.5 Other Trade Secrets: other information obtained in the course of cooperation that is relevant to the disclosing party.

1.2 Confidential information referred to in this Agreement does not include the following:

(1) Information that is publicly available at the time of disclosure by Party A;

(2) Information that becomes publicly available after disclosure by Party A and such public availability is not caused by a breach of Party B’sobligations under this Agreement;

(3) Information that Party B have developed independently without relying on confidential information provided by Party A.

Article 2 Obligation of Confidentiality

2.1 Party B agrees to use the confidential information solely for the purpose of fulfilling the cooperation and not for any other purpose. Party B guarantees that no confidential information will be disclosed to any third party.

2.2 Party B shall treat the confidential information with the same level of care as it treats its own confidential documents, preventing any third parties and unrelated individuals from obtaining such confidential information in any manner.

2.3 Party B agrees not to disclose the “Confidential Information” referred to in this Agreement to any third party without the prior written consent of Party A.

2.4 Party B agrees to disclose the confidential information only to those of its personnel who are directly involved in the cooperation and only for the reasonable use necessary to achieve the purpose of this cooperation. Employees who learn of this information shall also be bound by the confidentiality provisions of this Agreement, and necessary arrangements shall be made to ensure that such personnel continue to comply with these confidentiality obligations after the termination of their employment or cooperation with Party B. If any of Party B’s personnel violate this Agreement, it shall be deemed a breach by Party B.

Article 3 Period of Confidentiality

3.1 The Confidentiality Period is from the date of this Agreement until such information has been made public or disclosed with the written permission of the Disclosing Party.

Article 4 No Other Rights or Obligations

4.1 The confidential information provided by Party A shall always remain the property of Party A. Except for the rights expressly stated in this Agreement, Party B shall not acquire any intellectual property rights or other rights due to this Agreement.

4.2 This Agreement or its execution does not constitute a commitment by either party to reach any Agreement regarding the cooperation.

4.3 Party B understands and acknowledges that, in the absence of intentional or gross negligence on the part of Party A, Party A shall not be liable to Party B for any liabilities related to the use of the confidential information or for any errors or omissions in the confidential information.

Article 5 Return of Confidential Information

Upon Party A’s request, Party B shall return or destroy all carriers of the received confidential information, all copies (whether authorized or not), and all documents or items containing the confidential information or any part thereof, including but not limited to any analyses, edits, research, or other documents made by Party B or any of its agents, employees, or representatives (including lawyers, accountants, financial advisors).

Article 6 Liability for breach of contract

6.1 Party B’s failure to perform or perform as agreed under the terms of this Agreement shall be deemed a breach.

6.2 If Party B violates the Agreement by using or disclosing confidential information, Party A has the right to require Party B to pay a penalty of RMB THREE HUNDRED THOUSAND ONLY (¥300,000) or 30% of the total contract amount (if both parties have signed a contract) (if both of them are applicable at the same time, whichever amount is higher). If Party B’s breach causes direct and/or indirect losses to Party A (including, but not limited to, litigation costs, attorney’s fees, investigation and evidence collection costs incurred by Party A due to the adoption of protective measures, costs of enforcing the indemnification, and Party A’s loss of profit and goodwill that could have been foreseen at the time of the conclusion of the contract or should have been foreseen at the time of the conclusion of the contract, etc.), Party B shall bear full compensation responsibility.

Article 7 Effective Date and Duration

7.1 This Agreement shall take effect on the date indicated at the beginning after being sealed by both parties. The obligations of Party B under this Agreement shall not terminate upon the termination, invalidation, or revocation of this Agreement; Party B shall still comply with the confidentiality provisions of this Agreement and fulfill its confidentiality obligations until Party A agrees to release such obligations.

Article 8 Applicable Law and Dispute Resolution

8.1 This Agreement shall be governed by the laws of the People’s Republic of China and interpreted in accordance with those laws. Any disputes arising from the performance of this Agreement shall be resolved through friendly negotiation by both parties. If the dispute cannot be resolved through negotiation within 30 days from the date of the dispute, the dispute shall be submitted to the People’s Court where Party A is located for litigation.

Article 9 Miscellaneous

9.1 The headings in this Agreement are for convenience of reading only and shall not affect the meaning or interpretation of any provisions in this Agreement.

9.2 Any modifications or changes to this Agreement shall be made in writing by both parties.

9.3 Without Party A’s written consent, Party B shall not transfer its rights or obligations under this Agreement, in whole or in part.

9.4 Party A shall not be liable for the applicability, completeness, and reasonableness of the confidential information, nor shall it make any express or implied representations and warranties in this regard. Party A shall not be liable to Party B or any third party related to the confidential information or their use thereof.

9.5 If any provision of this Agreement becomes illegal, invalid, or unenforceable, the other provisions of this Agreement shall remain fully valid as if such illegal, invalid, or unenforceable provisions were not included.

9.6 This Agreement serves as a supplementary Agreement to the main contract, and matters not covered herein shall be subject to the provisions of the main contract. In case of any inconsistency with the main contract, the provisions more favorable to the information disclosing party shall prevail.

9.7 This Agreement is executed in two copies, with each party holding one copy.

(Signature page of agreement below, no text)

This Agreement is executed by both parties under seal, and shall come into effect on the date specified at the beginning of the document.

Party A: Duyu (Shanghai) Information Services Co., Ltd.

(Seal)

Sealed by Duyu (Shanghai) Information Services Co., Ltd.

Party B: Shanghai Youquan Human Resources Co., Ltd.

(Seal)

Sealed by Shanghai Youquan Human Resources Co., Ltd.